Exhibit 99.1

PRESS RELEASE | June 30, 2023 | NASDAQ: PLL

PIEDMONT LITHIUM PARTNERS RELEASE TECHNICAL STUDIES
Atlantic Lithium releases DFS for Ewoyaa Lithium Project
Sayona Mining publishes preliminary technical study for carbonate production at NAL

BELMONT, North Carolina, June 30, 2023 – Piedmont Lithium (the “Company,” “Piedmont,” “we”, “our” and “us”) (Nasdaq: PLL; ASX: PLL), a developer of lithium resources critical to the U.S. electric vehicle supply chain, today announced that partners Atlantic Lithium (AIM: ALL; ASX: A11) and Sayona Mining (ASX: SYA) have released technical studies on the Ewoyaa Lithium Project (“Ewoyaa”) in Ghana and the producing North American Lithium project (“NAL”) in Quebec, respectively.

Atlantic Lithium Limited (“Atlantic Lithium”) recently published a JORC Code-compliant definitive feasibility study (“DFS”) for Ewoyaa. When implementing a mine plan developed on the basis of 25.6 million metric tons at 1.22% Li2O of probable ore reserves only and excluding any mineral resources in the inferred category, the DFS delivers a production target of 340,000 metric tons per year of spodumene concentrate, half of which is expected to be delivered to Piedmont Lithium under the Company’s 50% allocation of production from Atlantic Lithium’s Ghanaian projects. The DFS projected robust economics for Ewoyaa, demonstrating an estimated after-tax net present value of US$1.4 billion and an after-tax internal rate of return of more than 100%. Piedmont Lithium is in the process of earning a 50% ownership interest in Ewoyaa. Based on completion of the DFS and Piedmont Lithium’s election to proceed into project development, the Company expects to earn the first 22.5% ownership interest in Ewoyaa. Atlantic Lithium is progressing through the mine permitting process, targeting construction at Ewoyaa to commence in the second half of 2024, with first production expected in 2025.

Sayona Mining Limited (“Sayona Mining”) released a preliminary technical study for lithium carbonate production at the operating NAL mine. NAL is jointly owned by Sayona Mining (75%) and Piedmont Lithium (25%). The NAL site includes a lithium carbonate facility that was partially completed by prior owners of the operation.  Sayona Mining and Piedmont Lithium plan to work together with technical advisors to perform a trade-off study of lithium carbonate versus lithium hydroxide production at NAL, with a definitive technical study to follow for publication sometime in 2024. Spodumene concentrate operations at NAL have been ramping up since first production in March 2023, and first commercial shipments to customers are expected in Q3 2023.

Keith Phillips, President and CEO of Piedmont Lithium, commented, “We are grateful for the outstanding work by our partners at Atlantic Lithium and Sayona Mining in advancing these projects. We expect Ewoyaa to provide the primary feedstock for Tennessee Lithium and are in the final stages of securing the material permits needed to construct and operate the conversion facility. We look forward to the first spodumene shipments from NAL, expected in Q3 2023, and to confirming Piedmont’s transition from lithium developer to lithium producer.”

Atlantic Lithium and Sayona Mining are not subject to U.S. reporting requirements or obligations, and investors are cautioned not to put undue reliance on these statements.

For further information, contact:

Erin Sanders	Christian Healy/Jeff Siegel
SVP, Corporate Communications &	Media Inquiries
Investor Relations	E: Christian@dlpr.com
T: +1 704 575 2549	E: Jeff@dlpr.com
E: esanders@piedmontlithium.com

About Piedmont Lithium
Piedmont Lithium (Nasdaq: PLL; ASX: PLL) is developing a world-class, multi-asset, integrated lithium business focused on enabling the transition to a net zero world and the creation of a clean energy economy in North America. Our goal is to become one of the largest lithium hydroxide producers in North America by processing spodumene concentrate produced from assets where we hold an economic interest. Our projects include our Carolina Lithium and Tennessee Lithium projects in the United States and partnerships in Quebec with Sayona Mining (ASX: SYA) and in Ghana with Atlantic Lithium (AIM: ALL; ASX: A11). These geographically diversified operations will enable us to play a pivotal role in supporting America’s move toward energy independence and the electrification of transportation and energy storage. For more information, follow us on Twitter @PiedmontLithium and visit www.piedmontlithium.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of or as described in securities legislation in the United States and Australia, including statements regarding exploration, development construction and production activities of Sayona Mining, Atlantic Lithium and Piedmont; current plans for Piedmont’s mineral and chemical processing projects; Piedmont’s potential acquisition of an ownership interest in Ewoyaa; and strategy. Such forward-looking statements involve substantial and known and unknown risks, uncertainties, and other risk factors, many of which are beyond our control, and which may cause actual timing of events, results, performance or achievements and other factors to be materially different from the future timing of events, results, performance, or achievements expressed or implied by the forward-looking statements. Such risk factors include, among others: (i) that Piedmont, Sayona Mining or Atlantic Lithium may be unable to commercially extract mineral deposits, (ii) that Piedmont’s, Sayona Mining’s or Atlantic Lithium’s properties may not contain expected reserves, (iii) risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing and operating mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), (iv) uncertainty about Piedmont’s ability to obtain required capital to execute its business plan, (v) Piedmont’s ability to hire and retain required personnel, (vi) changes in the market prices of lithium and lithium products, (vii) changes in technology or the development of substitute products, (viii) the uncertainties inherent in exploratory, developmental and production activities, including risks relating to permitting, zoning and regulatory delays related to our projects as well as the projects of our partners in Quebec and Ghana, (ix) uncertainties inherent in the estimation of lithium resources, (x) risks related to competition, (xi) risks related to the information, data and projections related to Sayona Mining or Atlantic Lithium, (xii) occurrences and outcomes of claims, litigation and regulatory actions, investigations and proceedings, (xiii) risks regarding our ability to achieve profitability, enter into and deliver product under supply agreements on favorable terms, our ability to obtain sufficient financing to develop and construct our projects, our ability to comply with governmental regulations and our ability to obtain necessary permits, and (xiv) other uncertainties and risk factors set out in filings made from time to time with the U.S. Securities and Exchange Commission (“SEC”) and the Australian Securities Exchange, including Piedmont’s most recent filings with the SEC. The forward-looking statements, projections and estimates are given only as of the date of this press release and actual events, results, performance and achievements could vary significantly from the forward-looking statements, projections and estimates presented in this press release. Readers are cautioned not to put undue reliance on forward-looking statements. Piedmont disclaims any intent or obligation to update publicly such forward-looking statements, projections, and estimates, whether as a result of new information, future events or otherwise. Additionally, Piedmont, except as required by applicable law, undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Piedmont, its financial or operating results or its securities.

Cautionary Note to United States Investors Concerning Estimates of Measured, Indicated and Inferred Mineral Resources

Information presented herein related to the mineral resources and mineral reserves of Ewoyaa have been prepared in accordance with the requirements of the 2012 Edition of the Australasian Code for Reporting of Exploration Results, Mineral Resources, and Ore Reserves (the “JORC Code”).  Comparable terms are now also defined by the SEC in its newly adopted Modernization of Property Disclosures for Mining Registrants as promogulated in its S-K 1300 standards.  While the guidelines for reporting mineral resources, including subcategories of measured, indicated, and inferred mineral resources, are largely similar for JORC and S-K 1300 standards, information contained herein that describes Atlantic Lithium’s mineral deposits are not fully comparable to similar information made public by U.S. companies subject to reporting and disclosure requirements under the U.S. federal securities laws and the rules and regulations thereunder. U.S. investors are urged to consider Piedmont’s disclosure in its SEC filings, copies of which may be obtained from Piedmont or from the EDGAR system on the SEC’s website at www.sec.gov.

In June 2023, Atlantic Lithium announced the successful completion of a definitive feasibility study for Ewoyaa in accordance with the JORC Code, demonstrating the potential of Ewoyaa to produce low-cost spodumene concentrate using a dense medium only processing technique. In the Atlantic Lithium definitive feasibility study, 6% of the mined tons in the production target are based on the inclusion of inferred resources.  Piedmont has disclosed the production target and estimated project economics of Ewoyaa on the basis of mining and processing of probable ore reserves only according to information provided by Atlantic Lithium in [Table 1 Section 4][[“‘JORC Code 2012 Table 1’ Section 4 Estimation and Reporting of Ore Reserves”?] of Atlantic’s DFS announcement released to the ASX on June 29, 2023.  We consider the production target and its associated economics as a definitive feasibility study on the basis of processing ore reserves only.

Investors are cautioned that there is a low level of geological confidence associated with inferred mineral resources, and there is no certainty that further exploration work would result in a determination of measured or indicated mineral resources resulting from the inferred resources, that the inferred resources would be converted to mineral reserves or that the production target itself would be realized.